POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that the undersigned hereby constitutes, designates and appoints Janey Ahn, Benjamin Archibald, Ariana Cooper, Greg Daddario, Eugene Drozdetski, Brian Kindelan, Tricia Meyer and Howard Surloff of BlackRock, Inc., and Kenneth Burdon, George Ching, Tom DeCapo and Eric Requenez of Skadden, Arps, Slate, Meagher & Flom LLP as such person's true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution and full power to act alone and without the other, for the undersigned and in the undersigned's name, place and stead, in any and all capacities, to execute, acknowledge, deliver and file any and all statements on Form ID (including, but not limited to, obtaining the Central Index Key ("CIK") and the CIK confirmation code ("CCC") from the Securities and Exchange Commission), Form 3, Form 4 and Form 5 and any successor forms adopted by the Securities and Exchange Commission, as may be required by the Securities Act of 1933, the Securities Exchange Act of 1934 and the Investment Company Act of 1940 and the rules thereunder, and requisite documents in connection with such statements, respecting each BlackRock closed-end investment company listed on Annex A hereto and as may be formed from time to time. This power of attorney supersedes any previous versions of same, and shall be valid from the date hereof until revoked by the undersigned, and shall be automatically revoked with respect to any attorney in the event that such attorney is no longer affiliated with Skadden, Arps, Slate, Meagher & Flom LLP or BlackRock, Inc. or its affiliates (as the case may be).

IN WITNESS WHEREOF, the undersigned has executed this instrument as of the day of March 18, 2013.

By:	/s/ Robert W. Crothers
Print:	Robert W. Crothers

Annex A

1.	BlackRock Alternatives Allocation FB Portfolio LLC	FF-AP-FB
2.	BlackRock Alternatives Allocation FB TEI Portfolio LLC	FF-AP-FTE
3.	BlackRock Alternatives Allocation Master Portfolio LLC	B-APP-AGG
4.	BlackRock Alternatives Allocation Portfolio LLC	FF-AP
5.	BlackRock Alternatives Allocation TEI Portfolio LLC	FF-AP-TEI
6.	BlackRock Build America Bond Trust	BBN
7.	BlackRock California Municipal 2018 Term Trust	BJZ
8.	BlackRock California Municipal Income Trust	BFZ
9.	BlackRock Core Bond Trust	BHK
10.	BlackRock Corporate High Yield Fund III, Inc.	CYE
11.	BlackRock Corporate High Yield Fund V, Inc.	HYV
12.	BlackRock Corporate High Yield Fund VI, Inc.	HYT
13.	BlackRock Corporate High Yield Fund, Inc.	COY
14.	BlackRock Credit Allocation Income Trust IV	BTZ
15.	BlackRock Debt Strategies Fund, Inc.	DSU
16.	BlackRock Defined Opportunity Credit Trust	BHL
17.	BlackRock EcoSolutions Investment Trust	BQR_AG
18.	BlackRock Energy and Resources Trust	BGR
19.	BlackRock Enhanced Capital and Income Fund, Inc.	CII-AG
20.	BlackRock Enhanced Equity Dividend Trust	BDJ
21.	BlackRock Enhanced Government Fund, Inc.	EGF
22.	BlackRock Fixed Income Value Opportunities	FIVO
23.	BlackRock Floating Rate Income Strategies Fund, Inc.	FRA
24.	BlackRock Floating Rate Income Trust	BGT2
25.	BlackRock Florida Municipal 2020 Term Trust	BFO
26.	BlackRock Global Opportunities Equity Trust	BGO
27.	BlackRock Health Sciences Trust	BME
28.	BlackRock High Income Shares	HIS
29.	BlackRock High Yield Trust	BHY
30.	BlackRock Income Opportunity Trust, Inc.	BNA
31.	BlackRock Income Trust, Inc.	BKT
32.	BlackRock International Growth and Income Trust	BGY
33.	BlackRock Investment Quality Municipal Trust, Inc.	BKN
34.	BlackRock Limited Duration Income Trust	BLW
35.	BlackRock Long-Term Municipal Advantage Trust	BTA
36.	BlackRock Maryland Municipal Bond Trust	BZM
37.	BlackRock Multi-Sector Income Trust	BIT
38.	BlackRock Muni Intermediate Duration Fund, Inc.	MUI
39.	BlackRock Muni New York Intermediate Duration Fund, Inc.	MNE

40.	BlackRock MuniAssets Fund, Inc.	MUA
41.	BlackRock Municipal 2018 Term Trust	BPK
42.	BlackRock Municipal 2020 Term Trust	BKK
43.	BlackRock Municipal Bond Investment Trust	BIE
44.	BlackRock Municipal Bond Trust	BBK
45.	BlackRock Municipal Income Investment Quality Trust	BAF
46.	BlackRock Municipal Income Investment Trust	BBF
47.	BlackRock Municipal Income Quality Trust	BYM
48.	BlackRock Municipal Income Trust	BFK
49.	BlackRock Municipal Income Trust II	BLE
50.	BlackRock Municipal Target Term Trust	BTT2
51.	BlackRock MuniEnhanced Fund, Inc.	MEN
52.	BlackRock MuniHoldings California Quality Fund, Inc.	MUC
53.	BlackRock MuniHoldings Fund II, Inc.	MUH
54.	BlackRock MuniHoldings Fund, Inc.	MHD
55.	BlackRock MuniHoldings Investment Quality Fund	MFL
56.	BlackRock MuniHoldings New Jersey Quality Fund, Inc.	MUJ
57.	BlackRock MuniHoldings New York Quality Fund, Inc.	MHN
58.	BlackRock MuniHoldings Quality Fund II, Inc.	MUE
59.	BlackRock MuniHoldings Quality Fund, Inc.	MUS
60.	BlackRock MuniVest Fund II, Inc.	MVT
61.	BlackRock MuniVest Fund, Inc.	MVF
62.	BlackRock MuniYield Arizona Fund, Inc.	MZA
63.	BlackRock MuniYield California Fund, Inc.	MYC
64.	BlackRock MuniYield California Quality Fund, Inc.	MCA2
65.	BlackRock MuniYield Fund, Inc.	MYD
66.	BlackRock MuniYield Investment Fund	MYF
67.	BlackRock MuniYield Investment Quality Fund	MFT
68.	BlackRock MuniYield Michigan Quality Fund II, Inc.	MYM
69.	BlackRock MuniYield Michigan Quality Fund, Inc.	MIY
70.	BlackRock MuniYield New Jersey Fund, Inc.	MYJ
71.	BlackRock MuniYield New Jersey Quality Fund, Inc.	MJI
72.	BlackRock MuniYield New York Quality Fund, Inc.	MYN
73.	BlackRock MuniYield Pennsylvania Quality Fund	MPA
74.	BlackRock MuniYield Quality Fund II, Inc.	MQT
75.	BlackRock MuniYield Quality Fund III, Inc.	MYI
76.	BlackRock MuniYield Quality Fund, Inc.	MQY
77.	BlackRock New Jersey Municipal Bond Trust	BLJ
78.	BlackRock New Jersey Municipal Income Trust	BNJ
79.	BlackRock New York Municipal 2018 Term Trust	BLH
80.	BlackRock New York Municipal Bond Trust	BQH

81.	BlackRock New York Municipal Income Quality Trust	BSE
82.	BlackRock New York Municipal Income Trust	BNY
83.	BlackRock New York Municipal Income Trust II	BFY
84.	BlackRock Preferred Partners LLC	M-BPP
85.	BlackRock Real Asset Equity Trust	BCF_CEF
86.	BlackRock Resources & Commodities Strategy Trust	BCX-AGG
87.	BlackRock S&P Quality Rankings Global Equity Managed Trust	BQY
88.	BlackRock Senior High Income Fund, Inc.	ARK
89.	BlackRock Strategic Bond Trust	BHD
90.	BlackRock Utility and Infrastructure Trust	BUI-AGG
91.	BlackRock Virginia Municipal Bond Trust	BHV
92.	The BlackRock Pennsylvania Strategic Municipal Trust	BPS
93.	The BlackRock Strategic Municipal Trust	BSD
94.	The Massachusetts Health & Education Tax-Exempt Trust	MHE